Exhibit 99.1
Diodes Incorporated Updates Third Quarter Guidance
DALLAS, Texas – September 12, 2008 – Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete and analog semiconductor markets, today updated its guidance for the third quarter of 2008.
With the continued global economic weakness, Diodes expects its third quarter results to be at the low end of its previously provided financial guidance. As a result, the Company now expects GAAP earnings per share to range between $0.26 and $0.30. As mentioned previously, the Company is still in the process of completing the FAS141 valuation analysis for the Zetex acquisition, and thus any potential adjustments will not be included in the third quarter results.
About Diodes Incorporated
Diodes Incorporated (Nasdaq: DIOD), an S&P SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete and analog semiconductor markets, serving the consumer electronics, computing, communications, industrial and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, amplifiers and comparators, Hall-effect sensors and temperature sensors, power management devices including LED drivers, DC-DC switching, regulators, linear voltage regulators and voltage reference along with special function devices including USB power switch, load switch, voltage supervisor and motor controllers. The Company has its corporate offices in Dallas, Texas, with a sales, marketing, engineering and logistics office in Southern California; design centers in Dallas, San Jose, Taipei, England and Germany; wafer fabrication facilities in Kansas City, Missouri and Manchester, England; two manufacturing facilities in Shanghai, China, one in Neuhaus, Germany and a joint venture facility in Chengdu, China; engineering, sales, warehouse and logistics offices in Taipei, Hong Kong and Manchester, England, and sales and support offices throughout the world. For further information, including SEC filings, visit the Company’s website at http://www.diodes.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements regarding our expectation that: the Company expects its third quarter results to be at the low end of its previously provided financial guidance due to the continued global economic weakness; the Company’s expectation of its GAAP earnings per share is now ranged between $0.26 and $0.30; and any potential adjustments that are related to the FAS 141 valuation analysis will not be included in the Company’s third quarter results. Potential risks and uncertainties include, but are not limited to, such factors as the Company’s business strategy, the introduction and market reception to new product announcements, fluctuations in product demand and supply, prospects for the U.S. and global economy; the continue introduction of new products, the Company’s ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, successful integration of acquired companies and/or assets, the Company’s ability to successfully make additional acquisitions, risks of domestic and foreign operations, uncertainties in the Auction Rate Securities market; currency exchange rates; availability of tax credits, and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.
Recent news releases, annual reports, and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or a request form can be accessed at http://investor.diodes.com.

Company Contact:	Investor Contact:
Carl Wertz	Leanne Sievers
Chief Financial Officer	EVP, IR
Diodes, Inc.	Shelton Group
(805) 446-4800	(949) 224-3874
carl_wertz@diodes.com	lsievers@sheltongroup.com